CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-262035 on Form N-2 of our report dated March 1, 2024, relating to the consolidated financial statements of BlackRock Private Credit Fund (the “Fund”), appearing in the Annual Report on Form 10-K of the Fund for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 7, 2024